Exhibit 32.3

Certification by the Senior Vice President – Chief Accounting Officer

Pursuant to 18 U.S.C. Section 1350,

as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, K. Lowell Short, Jr., Senior Vice President – Chief Accounting Officer of the Federal Home Loan Bank of Indianapolis certify that, to the best of my knowledge:

1. The Registrant’s Quarterly Report on Form 10-Q for the period ended September 30, 2009 (“Report”), fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: November 12, 2009

By:	/s/ K. LOWELL SHORT, JR.
Name:	K. Lowell Short, Jr.
Title:	Senior Vice President – Chief Accounting Officer

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